INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-08054 of Oppenheimer Municipal Fund of our reports dated October 21, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" appearing in the Prospectuses, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statements of Additional Information.




/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 2000





















N1a\munifund\audcon_00(b)